Exhibit 10.7

SAFEGUARD SCIENTIFICS, INC.
RESTRICTED STOCK GRANT TERMS
DATE OF GRANT: ______________

     Safeguard Scientifics, Inc. (the “Company”) adopted the    Plan (the “Plan”) to give participants an ownership interest in the Company and to create an incentive for participants to contribute to our growth, thereby benefiting our stockholders, and aligning the economic interests of the participants with those of our stockholders. This Restricted Stock Grant is granted to    (the “Grantee”) this    day of    ,    , in accordance with the terms of the Plan. Capitalized terms used and not otherwise defined in this Grant are used herein as defined in the Plan.

1. Stock Grant

     The Company hereby offers to the Grantee the opportunity to acquire from the Company    shares of common stock of the Company, $.10 par value (the “Shares”), for no consideration.

     Subject to the Grantee’s acceptance of this offer, the Company will issue the Shares in the name of the Grantee, which Shares shall be held in book entry at Mellon Investor Services, LLC, the Company’s transfer agent, and shall be subject to restrictions on transfer as set forth in this Restricted Stock Grant.

2. Acceptance by the Grantee; Deposit of Certificates into Escrow

     The Grantee shall signify acceptance of the offer to acquire the Shares by delivering to the Company, as escrow agent (the “Escrow Agent”):

     (i) a copy of the Acceptance of Grant which has been executed by the Grantee; and

     (ii) if, after consulting with his or her personal tax and financial advisor, the Grantee has determined that an 83b election should be made, two executed copies of an 83(b) Election (you may obtain the appropriate form from    if you desire to make an 83(b) Election).

     Upon receipt from the Grantee of the foregoing items, the Company shall cause Mellon Investor Services, LLC to issue the Shares in Grantee’s name, in book entry, to be held in accordance with the terms of this Grant.

3. Vesting and Forfeiture of Unvested Shares.

     (a) In the event of Grantee’s termination of employment for any reason other than as set forth in Section 3(b) below, Grantee shall forfeit all Shares in which Grantee is not vested at the time of his cessation of service in accordance with the Vesting Schedule set forth in Section 3(b) (hereinafter referred to as the “Unvested Shares”).

     (b) Grantee shall acquire a vested interest in, and the forfeiture provisions of this paragraph shall lapse with respect to, the Shares as follows:    ; provided, however, that in the event of a “Change of Control Event,” as hereinafter defined in Section 3(c), the Grantee shall be deemed to be fully vested in any Unvested Shares. In the event of the Grantee’s disability, as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors, the Grantee will continue to vest according to the above schedule during the period of disability, and upon return to employment with the Company upon the Grantee’s recovery, during the period of the Grantee’s re-employment. In the event the Grantee fails to return to employment upon recovery from disability, vesting will cease and any Unvested Shares shall be forfeited.

     (c) A “Change of Control Event” is: (i) any merger or consolidation which results in the Company’s voting securities outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the Company’s voting securities or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (a “Person”) of beneficial ownership of any of the Company’s capital stock if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) 50% or more of either (A) the then-outstanding shares of the Company’s common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); PROVIDED, HOWEVER, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control Event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction in which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities.

4. Restrictions

     (a) Unvested Shares. All Unvested Shares will be held by the Escrow Agent until they become vested. Upon receipt of the taxes which the Company is required to withhold as set forth in Section 7 below, the Escrow Agent shall deliver to the Grantee the Share certificate registered in the Grantee’s name for the Vested Shares. The Grantee may not sell, assign, transfer, pledge or otherwise dispose of any Unvested Shares until the scheduled Vesting Date and then only after all applicable withholding taxes have been paid by the Grantee.

     (b) Impermissible Transfers Void. Any attempt to assign, transfer, pledge or otherwise dispose of any Shares contrary to the provisions of this Grant, and the levy of any execution, attachment or similar process upon any Unvested Shares, shall be null and void and without effect.

5. Effect of Changes in Shares

     If any change is made to the common stock of the Company by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or any other change in capital structure made without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the restrictions imposed upon the Shares to the same extent that the Shares immediately prior thereto have been covered by such provisions.

6. Voting of Shares; Dividends

     The Grantee shall be entitled to exercise all voting rights in connection with the Shares.

     Effective as of the date on which the Grantee signifies acceptance of the Shares, the Grantee shall be entitled to receive any dividends, rights or other distributions payable to stockholders of record of the Company on and after the date of such acceptance; provided, however, that the Grantee shall not have any dividend rights or any other rights whatsoever with respect to any Shares which are forfeited in accordance with the terms of this Agreement.

7. Withholding of Taxes

     The Company shall have the right to require the Grantee to pay to the Company, in cash, the amount of any taxes which the Company is required to withhold in respect of this Grant or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the Shares, selling for Grantee’s account a portion of the Shares and applying the net proceeds thereof to the payment of such taxes, or deducting from other wages, bonuses or other amounts payable to the Grantee by the Company, any federal, state or local taxes required by law to be withheld with respect to such Grant.

8. No Contract for Employment

     Nothing contained in this Grant shall be deemed to require the Company to continue the Grantee’s employment. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company, the Grantee shall at all times be an “employee-at-will” of the Company, and the Company may discharge the Grantee at any time for any reason, with or without cause.

9. Administration

     This Grant is made pursuant to the terms, conditions and other provisions of the Plan as in effect on the Date of Grant, and as the Plan may be amended from time to time in accordance with the provisions of the Plan. All questions of interpretation and application of the Plan and of this Grant shall be determined by the Compensation Committee of the Company’s Board of Directors, in its discretion, and any such determination shall be final and binding upon all persons. The validity, construction and effect of this Grant shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

SAFEGUARD SCIENTIFICS, INC.

By:

ACCEPTANCE OF GRANT

        (the “Grantee”) acknowledges and agrees with the terms and conditions of the attached Grant Letter pursuant to which Safeguard Scientifics, Inc. (the “Company”) has offered the Grantee the opportunity to acquire    shares of common stock of the Company, $.10 par value (the “Shares”).

     As a condition to the issuance of the Shares, the Grantee hereby represents and warrants to the Company and agrees with the Company as follows:

     1. Disposition of Shares. The Grantee hereby agrees not to sell, assign, transfer, pledge or otherwise dispose of any portion of the Shares unless and until the Grantee shall have complied with all of the requirements of the Grant.

     2. Section 83(b) Election. The Grantee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price (if any) paid for the Shares and their fair market value on the date of vesting would be reportable as ordinary income at such time. The Grantee understands that by filing an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the Date of Grant, in lieu of the foregoing, the Grantee will be taxed at the time the Shares are granted to the Grantee on the fair market value of the Shares.

     The Section 83(b) election, which may avoid adverse tax consequences in the future, must be made within the 30-day period after the Date of Grant. The form for making this election may be obtained from    . THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY TO SEEK ADVICE REGARDING SECTION 83(B). THE GRANTEE REPRESENTS THAT HE OR SHE IS RELYING SOLELY ON HIS OR HER ADVISORS WITH RESPECT TO THIS SECTION 83(B) ELECTION, AND THE COMPANY SHALL HAVE NO RESPONSIBILITY OR LIABILITY IN CONNECTION THEREWITH.

     3. Withholding of Taxes. The Grantee understands that the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of this grant or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the Shares, selling for Grantee’s account a portion of the Shares and applying the net proceeds thereof to the payment of such taxes, or deducting from other wages, bonuses or other amounts payable to the Grantee by the Company, any federal, state or local taxes required by law to be withheld with respect to such Grant.

     The Grantee understands that Vested Shares will not be released to the Grantee until such time as the Company has received any taxes that the Company is required to withhold in respect of the Vested Shares.

     The Grantee, intending to be legally bound hereby, has executed this Acceptance of Grant as of the date set forth below.

Dated:

GRANTEE: